Exhibit 10.1

TRANSACTION SUPPORT AGREEMENT

This TRANSACTION SUPPORT AGREEMENT (this “Agreement”), dated as of June 30, 2021, is made by and among Thayer Ventures Acquisition Corporation, a Delaware corporation (“Buyer”), Inspirato LLC, a Delaware limited liability company (the “Company”), and the Company unitholder set forth on Schedule 1 hereto (the “Supporting Holder”). Buyer, the Company and the Supporting Holder shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the BCA (as defined below). Each of Buyer, the Company and the Support Holder are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, Buyer, Passport Merger Sub I, Inc., Passport Merger Sub II Inc., Passport Merger Sub III Inc., KPCB Investment I, Inc., Inspirato Group, Inc., W Capital Partners III IBC, Inc., and Passport Company Merger Sub, LLC and the Company have simultaneously entered into that certain Business Combination Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “BCA”);

WHEREAS, as of the date hereof, each Supporting Holder is the record owner of (1) the number of Common Units set forth across from such Supporting Holder’s name on Schedule 1 under the column heading “Subject Common Units” (the “Subject Common Units”), (2) the number of Series A-1 Convertible Preferred Units set forth across from such Supporting Holder’s name on Schedule 1 under the column heading “Subject Series A-1 Convertible Preferred Units” (the “Subject Series A-1 Convertible Preferred Units”), (3) the number of Series A-2 Convertible Preferred Units set forth across from such Supporting Holder’s name on Schedule 1 under the column heading “Subject Series A-2 Convertible Preferred Units” (the “Subject Series A-2 Convertible Preferred Units”), (4) the number of Series B Convertible Preferred Units set forth across from such Supporting Holder’s name on Schedule 1 under the column heading “Subject Series B Convertible Preferred Units” (the “Subject Series B Convertible Preferred Units”), (5) the number of Series B-1 Convertible Preferred Units set forth across from such Supporting Holder’s name on Schedule 1 under the column heading “Subject Series B-1 Convertible Preferred Units” (the “Subject Series B-1 Convertible Preferred Units”), (6) the number of Series C Convertible Preferred Units set forth across from such Supporting Holder’s name on Schedule 1 under the column heading “Subject Series C Convertible Preferred Units” (the “Subject Series C Convertible Preferred Units”), (7) the number of Series D Convertible Preferred Units set forth across from such Supporting Holder’s name on Schedule 1 under the column heading “Subject Series D Convertible Preferred Units” (the “Subject Series D Convertible Preferred Units”) and (8) the number of Series E Preferred Units set forth across from such Supporting Holder’s name on Schedule 1 under the column heading “Subject Series E Preferred Units” (the “Subject Series E Preferred Units” and such Subject Series E Preferred Units, together with any other Common Units, Series A-1 Convertible Preferred Units, Series A-2 Convertible Preferred Units, Series B Convertible Preferred Units, Series B-1 Convertible Preferred Units, Series C Convertible Preferred Units, Series D Convertible Preferred Units, or any other Company Units (or any securities convertible into or exercisable or exchangeable for Company Units) that the Supporting Holder may hereafter acquire prior to the termination of this Agreement in accordance with Section 5, the “Supporting Holder Equity Securities”);

WHEREAS, the BCA contemplates that the Parties will enter into this Agreement concurrently with the entry into the BCA by the parties thereto, pursuant to which, among other things, each Supporting Holder will agree to deliver to Buyer, within five (5) Business Days after the Form S-4 is declared effective by the SEC, the Written Consent voting all of the Supporting Holder Equity Securities (1) in favor of the adoption of the BCA and (2) in favor of the approval of the transactions contemplated by the BCA (including the Company Merger) (the “Transactions”); and

WHEREAS, in consideration for the benefits to be received by the Supporting Holder under the terms of the BCA and as an inducement to Buyer and the Company to enter into the BCA and to consummate the transactions contemplated therein, the Parties desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1. Binding Effect of the BCA. Each Supporting Holder hereby acknowledges that it has read the BCA and this Agreement and has had the opportunity to consult with its tax and legal advisors. During the period commencing on the date hereof and ending on the earlier to occur of (a) the Effective Time, and (b) such date and time as the BCA shall be terminated in accordance with Section 12.1 thereof (the “Expiration Time”), each Supporting Holder shall be bound by and comply with Section 8.5 (Confidential Information), Section 8.10(a) (Communications; Press Release), Section 8.21(a) (Exclusivity), Section 13.9 (Trust Account Waiver), Section 13.14 (No Recourse) of the BCA (and any relevant definitions contained in any such Sections) as if (x) such Supporting Holder was an original signatory to the BCA with respect to such provisions, and (y) each reference to the “Company” contained in such provisions also referred to each such Supporting Holder. Notwithstanding anything in this Agreement to the contrary, (x) the undersigned Supporting Holder shall not be responsible for the actions of the Company or the Company Board (or any committee thereof) or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing (the “Company Related Parties”), including with respect to any of the matters contemplated by this Section 1, (y) the undersigned Supporting Holder is not making any representations or warranties with respect to the actions of any of the Company Related Parties, and (z) any breach by the Company of its obligations under Section 8.5, Section 8.10(a) or Section 8.21(a) of the BCA shall not be considered a breach of this Section 1 (it being understood for the avoidance of doubt that the undersigned Supporting Holder shall remain responsible for any breach by such Supporting Holder or his, her or its representatives of this Section 1).

2. Agreement to Vote.

The undersigned Supporting Holder hereby unconditionally and irrevocably agrees from the date hereof until the Expiration Time, to, deliver to the Company, for delivery to Buyer within five (5) Business Days after the Form S-4 is declared effective by the SEC, the Written Consent, in the form attached hereto as Exhibit A (with such changes as may be mutually agreed between the Company and Buyer and the Supporting Holder). The undersigned Supporting Holder covenants and agrees that, prior to the Expiration Time, the Supporting Holder shall, at any meeting of the members of the Company (and at any adjournment or postponement thereof), however called, and in any written actions by consent of the members of the Company, cause such Supporting Holder’s Supporting Holder Equity Securities to be voted (including via proxy): (v) in favor of the adoption of the BCA and the transactions contemplated thereby, (w) in favor of the approval of the Company Merger, (x) against any proposal in opposition to approval of the BCA or any of the transactions contemplated by the BCA, (y) against any proposal, action or agreement that would (i) impede, frustrate, prevent or nullify any provision of this Agreement, the BCA or the Transactions, (ii) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the BCA, and (iii) result in any of the conditions set forth in Article XI of the BCA not being fulfilled, and (z) against and withhold consent with respect to any Competing Transaction. The undersigned Supporting Holder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Buyer, the Company or any of their respective successors or directors or managers (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (ii) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the BCA.

3. Transfer of Units. The undersigned Supporting Holder hereby agrees that, prior to the Effective Time, without the prior written consent of each of Buyer (such consent not to be unreasonably withheld, conditioned or delayed) and the Company, such Supporting Holder shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), hypothecate, place a lien on, pledge, dispose of, grant any option to purchase, distribute or otherwise encumber any of such Supporting Holder’s Supporting Holder Equity Securities or otherwise agree to do any of the foregoing (each, a “Transfer”), (b) deposit any of such Supporting Holder’s Supporting Holder Equity Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to any of such Supporting Holder’s Supporting Holder Equity Securities that conflicts with any of the covenants or agreements set forth in this Agreement, (c) enter into any Contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any of such Supporting Holder’s Supporting Holder Equity Securities, (d) engage in any hedging or other transaction which is designed to, or which would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)), lead to or result in a sale or disposition of such Supporting Holder’s Supporting Holder Equity Securities or (e) take any action that would reasonably be expected to have the effect of preventing or materially delaying the performance of such Supporting Holder’s obligations hereunder ; provided, however, that the foregoing shall not apply to any Transfer (i) to such Supporting Holder’s Affiliates, employees, officers or directors, any affiliates or family members of any of such Supporting Holder’s officers or directors, any employees, officers, directors; (ii) in the case of an individual, by gift to a member of one of the individual’s immediate family, an estate planning vehicle, or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such Person or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by private sales or transfers made in connection with the transactions contemplated by the BCA; (vi) by pro rata distributions from such Supporting Holder to its members, partners, or shareholders pursuant to such Supporting Holder’s organizational documents; (vii) by virtue of applicable law or such Supporting Holder’s organizational documents upon liquidation or dissolution of such Supporting Holder; provided, that any transferee of any Transfer of the type set forth in clauses (i) through (vii) must enter into a written agreement in form and substance reasonably satisfactory to Buyer agreeing to be bound by this Agreement prior to the occurrence of such Transfer; provided; further; the transferee will not be required to assume the voting obligations under Section 2(a) of this Agreement if the transferee’s assumption of such obligations would violate any applicable Laws, including any securities Laws, or would reasonably be expected to materially delay or impede the Form S-4 being declared effective under the Securities Act.

4. Appraisal and Dissenters’ Rights. Each Supporting Holder hereby irrevocably and unconditionally waives, and agrees not to assert or perfect, any rights of appraisal or other similar rights to dissent (including any notice requirements related thereto) with respect to the Mergers, the BCA or any of the transactions contemplated by the BCA that such Supporting Holder may have by virtue of ownership of Supporting Holder Equity Securities (including all rights under Section 262 of the DGCL).

5. Consent to Disclosure. Each Supporting Holder hereby consents to the publication and disclosure in the Form S-4 (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by the Company or Buyer to any Governmental Entity or to securityholders of Buyer) of such Supporting Holder’s identity and beneficial ownership of Supporting Holder Equity Securities and the nature of such Supporting Holder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by the Company or Buyer, a copy of this Agreement. Each Supporting Holder will promptly provide any information reasonably requested by the Company or Buyer for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

6. Representations and Warranties. The undersigned Supporting Holder represents and warrants to Buyer and the Company as follows: (a) if such Supporting Holder is not an individual, it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Supporting Holder’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Supporting Holder; (b) if such Supporting Holder is an individual, such Supporting Holder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder; (c) this Agreement has been duly executed and delivered by such Supporting Holder and, assuming due authorization, execution and delivery by the other Parties, this Agreement constitutes a legally valid and binding obligation of such Supporting Holder, enforceable against such Supporting Holder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general equitable principles); (d) the execution and delivery of this Agreement by such Supporting Holder does not, and the performance by such Supporting Holder of such Supporting Holder’s obligations hereunder will not, (i) if such Supporting Holder is not an individual, conflict with or result in a violation of the organizational documents of such Supporting Holder, or (ii) require any consent or approval that has not been given or other action that has not been taken by any third party (including under any Contract binding upon such Supporting Holder or such Supporting Holder’s Supporting Holder Equity Securities), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Supporting Holder of such Supporting Holder’s obligations under this Agreement; (e) there are no actions pending against such Supporting Holder or, to the knowledge of such Supporting Holder, threatened against such Supporting Holder, before (or, in the case of threatened actions, that would be before) any arbitrator or any Governmental Entity, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Supporting Holder of such Supporting Holder’s obligations under this Agreement; (f) such Supporting Holder has had the opportunity to read the BCA and this Agreement and has had the opportunity to consult with its tax and legal advisors in connection therewith; (g) such Supporting Holder has not entered into, and shall not enter into, any agreement that would reasonably be expected to restrict, limit or interfere with the performance of such Supporting Holder’s obligations hereunder and (h) such Supporting Holder is the record and beneficial owner of all of such Supporting Holder’s Supporting Holder Equity Securities, and there exist no Liens or any other limitation or restriction (including, without limitation, any restriction on the right to vote, sell or otherwise dispose of such securities), other than pursuant to (i) this Agreement, (ii) the BCA, (iii) the Company LLCA and (iii) any applicable securities laws.

7. Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (a) the Closing; and (b) the valid termination of the BCA in accordance with its terms. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement shall not affect any liability on the part of any Party for a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud, and (ii) Sections 7, 8, 9, 11, 12 and 15 (solely to the extent related to Section 8, 9 or 11) shall survive any termination of this Agreement pursuant to Section 8(a).

8. No Recourse. Except for claims pursuant to the BCA or any other Ancillary Agreement by any party(ies) thereto against any other party(ies) thereto, as applicable, each Party agrees that, notwithstanding anything that may be expressed or implied herein (except in the case of the immediately succeeding sentence), or any document, agreement, or instrument delivered contemporaneously herewith, and notwithstanding the fact that any Party may be a partnership or limited liability company, each Party hereto, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any named party to this Agreement and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any of the Parties under this Agreement of or for any claim based on, arising out of or related to this Agreement or the transactions contemplated hereby).

9. Further Assurances. The undersigned Supporting Holder shall use reasonable best efforts to execute and deliver, or cause to be delivered, such additional documents, including the Investor Rights Agreement, and take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary (including under applicable Laws), or reasonably requested by Buyer or the Company, to effect the actions and consummate the Mergers and the other transactions contemplated by this Agreement and the BCA (including the transactions contemplated thereby), in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

10. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) the undersigned Supporting Holder makes no agreement or understanding herein in any capacity other than in such Supporting Holder’s capacity as a record holder and beneficial owner of such Supporting Holder’s Supporting Holder Equity Securities and not in such Supporting Holder’s capacity as a director, officer or employee of the Company, if applicable, and (b) nothing herein will be construed to limit or affect any action or inaction expressly permitted under the BCA by such Supporting Holder or by any representative of such Supporting Holder in such Person’s capacity as a member of the board of managers of the Company or as an officer, employee or fiduciary of the Company or an Affiliate of the Company, in each case, acting in such Person’s capacity as a director, officer, employee or fiduciary of the Company.

11. No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

12. Termination of Certain Agreements. The Company and Supporting Holder hereby acknowledge and agree that the agreements set forth on Exhibit B (collectively, the “Terminated Unitholder Agreements”), shall, contingent upon the occurrence of the Closing, terminate and be of no force and effect effective immediately prior to the Effective Time, and Supporting Holder hereby agrees to the waiver of any rights, including to notice, thereunder in connection with the transactions contemplated by the BCA.

13. No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in Buyer any direct or indirect ownership or incidents of ownership of or with respect to the Supporting Holder Equity Securities. All rights, ownership and economic benefits of and relating to the Supporting Holder Equity Securities shall remain vested in and belong to Supporting Holder, and Buyer shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct the Supporting Holder in the voting of any of the Supporting Holder Equity Securities, except as otherwise expressly provided herein with respect to the Supporting Holder Equity Securities. Except as expressly set forth in Section 2, the Supporting Holder shall not be restricted from voting in favor of, against or abstaining with respect to any other matters presented to the stockholders of the Company. Without limiting the foregoing, nothing in this Agreement shall limit the right of the Supporting Holder, or obligate or require the Supporting Holder to, exercise an option to purchase any Supporting Holder Equity Securities.

14. Acknowledgements. Each party to this Agreement acknowledges that (a) Cooley LLP, counsel for Buyer, is representing Buyer in connection with this Agreement, the BCA and the other transactions contemplated thereby, (b) Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Company, is representing the Company in connection with the BCA and the other transactions contemplated thereby, (c) neither of the foregoing firms is representing the Supporting Holder in connection with this Agreement, the Mergers, the BCA or the other transactions contemplated hereby, thereby or otherwise and (d) the Supporting Holder acknowledges that he, she or it has had the opportunity to consult with its, his or her own counsel.

15. Incorporation by Reference. Sections 13.1 (Amendment and Waiver), 13.2 (Notices), 13.3 (Assignment), 13.4 (Severability), Sections 13.5 (Interpretation), 13.6 (Entire Agreement), 13.7 (Governing Law; Waiver of Jury Trial; Jurisdiction), 13.8 (Non-Survival), 13.10 (Counterparts; Electronic Delivery) and 13.11 (Specific Performance) of the BCA are incorporated herein and shall apply to this Agreement mutatis mutandis.

16. Consent to Entry into the BCA. Supporting Holder hereby consents to the Company entering into the BCA, to the extent is required to satisfy any requirements contained in Section 5.3 and Section 5.10 of Article V of the Company LLCA. For the avoidance of doubt, such consent shall not be deemed a consent or approval of Mergers or the other transactions contemplated by the BCA, or any consent or agreement to receive shares of Buyer Capital Stock, or Company Units or other securities pursuant to any of the Mergers or otherwise, which consent shall only be given pursuant to the terms of, subject to the conditions set forth in and at the time described in this Agreement, the Company Written Consent and the BCA.

17. Lockup. The Supporting Holder hereby acknowledges the “lock-up” provisions set forth in Section 6.8 of the Buyer Bylaws.

[signature pages follow]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

THAYER VENTURES ACQUISITION CORPORATION

By:
Name:
Title:

[Signature Page to Transaction Support Agreement]

INSPIRATO LLC

By:
Name:
Title:

[Signature Page to Transaction Support Agreement]

SUPPORTING HOLDER:

[Signature Page to Transaction Support Agreement]

Schedule 1

Supporting Holder Equity Securities

(as of June 30, 2021)

Name of Supporting Holder	Subject Common Units		Subject Series A-1 Convertible Preferred Units		Subject Series A-2 Convertible Preferred Units		Subject Series B Convertible Preferred Units		Subject Series B-1 Convertible Preferred Units		Subject Series C Convertible Preferred Units		Subject Series D Convertible Preferred Units		Subject Series E Preferred Units
[•]	[	•]	[	•]	[	•]	[	•]	[	•]	[	•]	[	•]	[	•]

[Schedule 1 to Transaction Support Agreement]

Exhibit A

Form of Written Consent

[See attached.]

Exhibit B

Terminated Unitholder Agreements

1.	Amended and Restated Investor Rights Agreement, dated April 3, 2017, by and among the Company and the Investors (as defined therein).

2.	Amended and Restated Right of First Refusal and Co-sale Agreement, dated April 3, 2017, by and among the Company and the Investors (as defined therein).

3.	Management Rights Side Letter between Company and Millennium Finance Co. XI, L.P., dated June 12, 2012

4.	Management Rights Side Letter between Company and W Capital Partners III IBC, Inc. c/o W Capital Partners, LLC, dates September 11, 2014

5.	Assignment of Secondary Right of First Refusal between Company, BRM Ventures, LLC, Millennium Finance Co. XI, L.P., Inspirato Group, Inc., and W Capital Partners III IBC, Inc.